Exhibit 32.2

Certification Pursuant to
18 U.S.C. Section 1350
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

          In connection with the Amendment to the Quarterly Report of China BAK Battery, Inc. (the “Company”) on Form 10-Q/A for the period ended December 31, 2005 as filed with the Securities and Exchange Commission (the “Report”). I, Han Yongbin, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Han Yongbin

Han Yongbin
Chief Financial Officer
March 27, 2006